UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 30, 2020

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 300 Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of FB Financial Corporation (the “Company”) was held on April 30, 2020. At the annual meeting, the Company’s shareholders elected 10 directors to hold office for one year and until their successors are duly elected and qualified: William F. Andrews, James W. Ayers, J. Jonathan Ayers, Agenia Clark, William F. Carpenter III, James L. Exum, Christopher T. Holmes, Orrin H. Ingram, Raja J. Jubran, and Emily J. Reynolds. In addition, at the annual meeting, the shareholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The final voting results are set forth below.

(1)	Election of directors:

Nominee	Votes For	Votes Withheld	Abstain
William F. Andrews	29,604,357	91,720	1,010,300
James W. Ayers	29,532,756	163,321	1,010,300
J. Jonathan Ayers	29,535,236	160,841	1,010,300
William F. Carpenter III	29,664,449	31,628	1,010,300
Agenia W. Clark	23,465,129	6,230,948	1,010,300
James L. Exum	22,763,314	6,932,763	1,010,300
Christopher T. Holmes	29,547,827	148,250	1,010,300
Orrin H. Ingram	29,396,871	299,206	1,010,300
Raja J. Jubran	29,595,511	100,566	1,010,300
Emily J. Reynolds	23,471,315	6,224,762	1,010,300

(2) Ratification of the appointment of the Company’s independent registered public accounting firm for 2020:

For	Against	Abstain
30,702,308	2,999	998

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By: /s/ Beth W. Sims
Beth W. Sims
General Counsel and Corporate Secretary

Date: May 5, 2020